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EXHIBIT 23.2

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.
INDEPENDENT PETROLEUM ENGINEERS

        We consent to the reference of our firm under the caption "experts" in the Registration Statement and related Prospectus of Cano Petroleum, Inc. for the registration of up to $150,000,000 of securities and to the inclusion in the Registration Statement and related Prospectus of our estimates of reserves at July 1, 2007.

/s/ Forrest A. Garb & Associates, Inc. FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas
December 12, 2007

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  EXHIBIT 23.2